                                                                    EXHIBIT 10.1

                HINES HORTICULTURE NURSERY DIVISION MANAGEMENT
                     VISION 2000 VARIABLE COMPENSATION PLAN

- The Hines Horticulture Nursery Division Management Vision 2000 Variable Compensation Plan (the "Plan") is a long-term incentive which is results oriented and directly tied to net cash flow (as defined below) performance. The Plan has been designed to be self-regulating and for bonuses awarded thereunder to be a significant portion of the wages of Key Managers, Region Managers and Key Business Conditions Managers whenever net cash flow targets are achieved.

- The Plan is effective on January 1, 1998 and will remain in effect until terminated. The Plan is subject to change by the Compensation Committee of the Board of Directors of Hines Horticulture.

- Bonuses under the Plan will be based on net cash flow in each fiscal year. Each bonus will be calculated based on all dollars of net cash flow greater than $0.

-  Net cash flow ("N.C.F.") is defined as follows:

   Sales less all cash operating costs including:
   - Production costs (excluding costs relating to expansion inventory as defined below)
   -  Distribution Costs
   -  Selling Costs
   -  G & A Costs
   -  Bad Debts, Royalties, & Miscellaneous costs (or income)
   -  Maintenance Capex
  _________________________
   Equals Net Cash Flow

   Costs excluded from Operating Net Cash Flow
   -  Expansion Capex
   -  All Management Variable Compensation Plans
   -  Hines Holdings G & A Costs
   -  Financing Costs (Interest, Fees, etc)
   -  Income Taxes
   -  Hines Holdings Capex
   -  All Acquisition Related Costs
   -  Rent charges for the Irvine Nursery in excess of 2% of sales
   - Production Costs related to expansion inventory (incremental expansion inventory units x 75% of current year site average equivalent unit cost)
   -  Depreciation or amortization
   -  Non cash changes in GAAP reserve accounts

- The total variable compensation pool will be allocated to participants based on the attached schedule, as approved by Hines CEO and the Compensation Committee of the Board of Directors of Hines Horticulture (see attached).

             ALLOCATION SCHEDULE FOR THE HINES HORTICULTURE NURSERY DIVISION MANAGEMENT VISION 2000 VARIABLE COMPENSATION PLAN


                                                      % Net Cash Flow
President                                                    1.1
CFO                                                          0.22
Central Resources Managers (3)/1/                            1.0 (0.333 each)
Regional V.P.                                                1.1
Regional Sales Manager                                       0.7
General Manager/2/                                           1.1
Sales Manager (site)/2/                                      0.7
Production Managers (2)/2/                                   0.9 (0.45 each)
All other Business Condition and Regional Managers           0.93 (pro rata split)
                                                      TOTAL  7.75%

_____________________________
/1/ Includes the Capital and Special Projects Manager, the Financial Resources Manager and the Socio-Technical Resource Manager and will include the position of Chief Information Officer should the Company create such a position in the future.
/2/ General Managers, Sales Managers and Production Managers for newly acquired facilities will immediately participate in the Plan and receive bonuses as provided above.

                                       2